Exhibit 10.4
RETAINED SHARE ESCROW AGREEMENT
     THIS ESCROW AGREEMENT, dated as of March 24, 2005 (this “Escrow Agreement”), is by and among NOGA CONFINO of 1 Drake Road, Bockley Road, London (the “First Seller”), SPRINGREEL LIMITED (company number 538794), whose registered office is at Union Court, 1 Cook Street, Liverpool, Merseyside L2 4SJ (the “Second Seller,” together with the First Seller, the “Sellers”), ACE*COMM CORPORATION, a Maryland Corporation (“ACE*COMM”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as escrow agent hereunder (“Escrow Agent”).
BACKGROUND
     A. Sellers and ACE*COMM have entered into a Purchase Agreement (as amended, the “Underlying Agreement”), dated as of March 24, 2005, pursuant to which ACE*COMM is purchasing from Sellers the entire issued share capital of Double Helix Solutions Limited, a company incorporated and registered in England and Wales with company number 3522680 whose registered office is at 157 Newland Street, Witham, Essex (the “Transaction”). The Underlying Agreement provides that ACE*COMM shall place the number of shares of the common shares of ACE*COMM set forth on Schedule A (the “ACE*COMM Stock”) with a value for purposes of the Escrow Agreement as set forth on Schedule A (the “Escrow Shares”) in a segregated escrow account to be held by Escrow Agent to fund indemnity obligations of Sellers set forth in the Underlying Agreement.
     B. Escrow Agent has agreed to accept, hold, and disburse the Escrow Shares deposited with it and the earnings and dividends thereon in accordance with the terms of this Escrow Agreement.
     C. Pursuant to this Escrow Agreement, Sellers and ACE*COMM have each appointed the Representatives (as defined below) to represent them for all purposes in connection with the Escrow Shares to be deposited with Escrow Agent, the indemnification provisions of Sections 9 and 10 of the Underlying Agreement and this Escrow Agreement.
     D. In order to establish the escrow of Escrow Shares and to effect the indemnification provisions of the Underlying Agreement, the parties hereto have entered into this Escrow Agreement.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
     1. Definitions. The following terms shall have the following meanings when used herein.

     “ACE*COMM Representative” shall mean any person so designated on Schedule A hereto or any other person designated in a writing signed by ACE*COMM and delivered to Escrow Agent and the Sellers Representatives in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.
     “Claim” shall mean a claim for indemnification by ACE*COMM pursuant to Section 9 of the Underlying Agreement.
     “Claim Notice” shall mean a written notification, signed by an ACE*COMM Representative, which shall specify the obligation, representation or agreement in the Underlying Agreement with respect to which a Claim is being made, the facts giving rise to and the alleged basis for such Claim, the Estimated Claim Amount of such Claim, the sequential number of such Claim in relation to all Claim Notices previously delivered hereunder, the date of such Claim Notice, and the aggregate Estimated Claim Amounts of all Claims as to which Claim Notices have been delivered. Each Claim Notice also shall include a certification by an ACE*COMM Representative that the Claim is being made pursuant to the Underlying Agreement and this Escrow Agreement.
     “Claim Response” shall mean a written notification, signed by a Sellers Representative, which shall set forth whether or not Seller disputes any matter with respect to a Claim Notice or the Claim described therein.
     “Court Order” shall mean a written order of a court of competent jurisdiction.
     “Escrow Period” shall mean the period commencing on the date hereof and ending on the applicable date set forth on Schedule A hereto.
     “Escrow Shares” shall mean the Escrow Shares deposited with Escrow Agent pursuant to Section 3 of this Escrow Agreement, together with any interest, dividends and other distributions and/or income thereon.
     “Estimated Claim Amount” shall mean the amount designated by the ACE*COMM Representative to be the amount of any Claim (and the number of shares that represent that amount) for which a Claim Notice has been delivered. For purposes of determining the number of Escrow Shares to be paid in any payment of an Estimated Claim Amount, the Escrow Shares shall be valued for purposes of this Escrow Agreement at the per share price set forth in Schedule A.
     “Joint Written Direction” shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Shares or to take or refrain from taking an action pursuant to this Escrow Agreement.
     “Representatives” shall mean one Sellers Representative and one ACE*COMM Representative.

     “Sellers Representative” shall mean any person so designated on Schedule A hereto or any other person designated in a writing signed by Sellers and delivered to Escrow Agent and the ACE*COMM Representatives in accordance with the notice provisions of this Escrow Agreement, to act as their representative under this Escrow Agreement.
     2. Appointment of and Acceptance by Escrow Agent. Sellers, ACE*COMM and the Representatives hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by delivery of the ACE*COMM Stock representing the Escrow Shares in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Shares in accordance with this Escrow Agreement.
     3. Deposit of Escrow Shares. Simultaneously with the execution and delivery of this Escrow Agreement, ACE*COMM will transfer the number of shares of ACE*COMM Stock set forth on Schedule A hereto to Escrow Agent, by delivery of such Escrow Shares to the Escrow Agent at the address set forth on Schedule A hereto. The ACE*COMM Stock held as the Escrow Shares shall be valued for all purposes under this Escrow Agreement at the per share price set forth on Schedule A. The ACE*COMM Stock held as the Escrow Shares shall be registered one-half in the name of Noga Confino and one-half in the name of Springreel Limited, provided, however, that each of Noga Confino and Springreel Limited shall execute and deliver to the Escrow Agent stock powers, with the name of the transferee left blank and the date of transfer left blank, in respect of the shares of ACE*COMM Stock held in escrow as part of the Escrow Shares to which they have rights. So long as such shares remain deposited with the Escrow Agent, the Sellers shall have the right to vote all shares of ACE*COMM held by the Escrow Agent on behalf of Sellers in the proportions set forth above.
     4. Disbursements of Escrow Shares.
     a. Failure to Respond to Claim. In the event that Sellers Representative does not notify the Escrow Agent and ACE*COMM with a Claim Response within ninety (90) days of the receipt by Sellers Representative of a Claim Notice, the Escrow Agent shall return from the Escrow Shares the Estimated Claim Amount for the Claim to ACE*COMM. Upon receipt of such Escrow Shares so returned, ACE*COMM shall retire such Escrow Shares.
     b. Joint Written Direction or Court Order. In the event a Claim Response is received by the Escrow Agent, then the Escrow Agent shall disburse Escrow Shares, at any time and from time to time, only upon receipt of and in accordance with a Joint Written Direction or a Court Order.
     c. Expiration of Escrow Period. Upon the expiration of the Escrow Period, Escrow Agent shall: (a) retain in the Escrow Shares a sufficient number of shares of ACE*COMM or funds to pay in full all Estimated Claim Amounts, if any, that have not been resolved at such time by the delivery to Escrow Agent of a Joint Written Direction; and (b) distribute, as promptly as practicable, the balance of the Escrow Shares, one-half to each Seller, without any further instruction or direction from the Representatives.

     If upon the expiration of the Escrow Period, Escrow Agent has retained any Escrow Shares with respect to Estimated Claim Amounts pursuant to this Section 4, then the Escrow Agent may, in its sole discretion, either (i) retain all such remaining Escrow Shares, to be held and invested in accordance with the provisions of this Escrow Agreement, until receipt by Escrow Agent of a Joint Written Direction with respect to the disposition of such amounts, or (ii) pay over all remaining Escrow Shares to a court of competent jurisdiction in the manner described in Section 6 below.
     All disbursements of Escrow Shares shall be made in the manner specified in this Section 4 and in Schedule A and shall be subject to the claims and fees of Escrow Agent and the Indemnified Parties (as defined below) pursuant to Section 10 and Section 11 below.
     5. Indemnification Claims. An ACE*COMM Representative shall deliver each Claim Notice to the Sellers Representatives and Escrow Agent, such delivery to be in accordance with the notice provisions of this Escrow Agreement.
     Upon receipt of any Claim Notice, Escrow Agent shall promptly make entries or notations in the account records relating to the Escrow Shares, indicating that shares of ACE*COMM Stock in the amount of the Estimated Claim Amount are reserved to satisfy such Claim, and identifying the date and number of such Claim Notice.
     Within ninety (90) days of receipt by at least one Seller Representative of any Claim Notice, a Sellers Representative shall deliver a Claim Response to an ACE*COMM Representative and Escrow Agent, such delivery to be in accordance with the notice provisions of this Escrow Agreement.
     Failure to provide such Claim Response to the Escrow Agent shall result in payment of the Estimated Claim Amount to ACE*COMM by the Escrow Agent. Escrow Agent shall have no responsibility to determine whether any Claim Notice or Claim Response has been received by Sellers or ACE*COMM, as applicable, or to provide any Claim Notice or Claim Response to Sellers or ACE*COMM.
     6. Suspension of Performance; Disbursement Into Court. If, at any time, (i) there shall exist any dispute between Sellers, ACE*COMM or the Representatives with respect to the holding or disposition of any portion of the Escrow Shares or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Shares or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Representatives have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 8 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:
     a. suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

     b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Shares, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.
     Escrow Agent shall have no liability to Sellers, ACE*COMM, their respective shareholders or members or any other person with respect to any suspension of performance or disbursement into court (including, without limitation, the disbursement authorized in Section 4 hereof), specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of ACE*COMM Stock held in the Escrow Shares or any delay in or with respect to any other action required or requested of Escrow Agent.
     7. Investment of Funds. Escrow Agent is herein directed and instructed to hold the Escrow Shares at its offices. With respect to any interest, dividends or other funds related to the Escrow Shares (“Escrow Funds”), the Escrow Agent is herein directed and instructed to initially invest and reinvest the such funds in the investment indicated on Schedule A hereto. With the execution of this document, the parties hereto acknowledge receipt of prospectuses and/or disclosure materials associated with the investment vehicle, either through means of hardcopy or via access to the website associated with the investment selected by the parties to this Escrow Agreement. The parties hereto acknowledge that they have discussed the investment and are in agreement as to the selected investment. The Sellers and ACE*COMM may provide instructions changing the investment of the Escrow Funds (subject to applicable minimum investment requirements) by the furnishing of a Joint Written Direction to Escrow Agent; provided, however, that no investment or reinvestment may be made except in the following:
     a. direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;
     b. certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency;
     c. repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or
     d. any institutional money market fund offered by Escrow Agent, including any institutional money market fund managed by Escrow Agent or any of its affiliates.

     If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no Joint Written Direction has been received, in investments described in clause (d) above. Each of the foregoing investments shall be made in the name of Escrow Agent. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to the Representatives, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of Escrow Funds permitted or required hereunder. All investment earnings shall become part of the Escrow Shares and investment losses shall be charged against the Escrow Shares. Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Shares. With respect to any Escrow Funds received by Escrow Agent after ten o’clock, a.m., Charlotte, North Carolina time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in Charlotte, North Carolina are open for business.
     8. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the Sellers and ACE*COMM specifying a date when such resignation shall take effect. Upon any such notice of resignation, the Representatives jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Shares and shall pay all Escrow Shares to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. Any corporation or association into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of Escrow Agent’s corporate trust line of business may be transferred, shall be Escrow Agent under this Escrow Agreement without further act.
     9. Liability of Escrow Agent. Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Sellers or ACE*COMM. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Shares in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Shares, any account in which Escrow Shares are deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Sellers and ACE*COMM, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. Escrow Agent shall have no liability or responsibility to question or determine the accuracy or reasonableness of any Estimated Claim Amount.
     Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Shares, without determination by Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Shares is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.
     10. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Sellers and ACE*COMM, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Sellers or ACE*COMM, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow

Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Sellers and ACE*COMM jointly and severally. The obligations of Sellers and ACE*COMM under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.
     The parties agree that neither the payment by Sellers or ACE*COMM of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Shares in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Sellers and ACE*COMM, the respective rights and obligations of Sellers, on the one hand, and ACE*COMM, on the other hand, under the Underlying Agreement.
     11. Fees and Expenses of Escrow Agent. ACE*COMM shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Schedule A are hereby incorporated by this reference, and form a part of this Escrow Agreement. All of the compensation and reimbursement obligations set forth in this Section 11 shall be payable by ACE*COMM upon demand by Escrow Agent. The obligations of ACE*COMM under this Section 11 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent. Escrow Agent is authorized to, and may, disburse to itself from the Escrow Shares, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 10 hereof). Escrow Agent shall notify the Representatives of any disbursement from the Escrow Shares to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to the Representatives copies of all related invoices and other statements. ACE*COMM, Sellers and the Representatives hereby grant to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Shares to secure all obligations with respect to the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 10 hereof) against the Escrow Shares, which security interest and lien shall automatically be released upon the first to occur of termination of this Escrow Agreement or disbursement of the Escrow Shares.

     12. Representations and Warranties. Each of Sellers and ACE*COMM respectively makes the following representations and warranties to Escrow Agent:
     (i) It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization (if an entity), and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.
     (ii) This Escrow Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms.
     (iii) The execution, delivery, and performance of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization, bylaws, management agreement or other organizational document, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Underlying Agreement, to which it is a party or any of its property is subject.
     (iv) The applicable persons designated on Schedule A hereto have been duly appointed to act as representatives hereunder and have full power and authority to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as the Representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party.
     (v) No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Shares or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Shares or any part thereof.
     (vi) All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of the Escrow Shares.
     13. Identifying Information. Sellers and ACE*COMM acknowledge that a portion of the identifying information set forth on Schedule A is being requested by Escrow Agent in connection with the USA Patriot Act, Pub.L. 107-56 (the “Act”), and Sellers and ACE*COMM agree to provide any additional information requested by Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. The Sellers and ACE*COMM each represent that all identifying information set forth on Schedule A, including without limitation, its Taxpayer Identification Number assigned by the

Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Shares.
     14. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the federal courts of the State of Maryland shall have the sole and exclusive jurisdiction. If such court lacks federal subject matter jurisdiction, the parties agree that the state courts of the State of Maryland shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.
     15. Notice. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice.
     16. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Representatives and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.
     17. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.
     18. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Maryland without giving effect to the conflict of laws principles thereof.
     19. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Shares and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Shares.
     20. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Sellers, ACE*COMM and Escrow Agent.

     21. Execution in Counterparts; Facsimile. This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. This Escrow Agreement and any Joint Written Direction can be executed by facsimile.
     22. Termination. Upon the first to occur of (i) the expiration of the Escrow Period (provided there is no outstanding Claim Notice on such date), (ii) the disbursement of all Escrow Shares pursuant to Joint Written Directions or (iii) the disbursement of all Escrow Shares into court pursuant to Section 4, Section 6 or Section 9 hereof, this Escrow Agreement shall terminate, Escrow Agent shall be released from its obligations hereunder and Escrow Agent shall have no further liability with respect to the Escrow Shares, this Escrow Agreement, or any action or refusal to take action hereunder, to Sellers, ACE*COMM, their respective shareholders or members, the Representatives, or any other person.
     23. Dealings. Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the Sellers or ACE*COMM and become pecuniarily interested in any transaction in which the Sellers or ACE*COMM may be interested, and contract and lend money to the Sellers or ACE*COMM and otherwise act as fully and freely as though it were not Escrow Agent under this Escrow Agreement. Nothing herein shall preclude Escrow Agent from acting in any other capacity for the Sellers or ACE*COMM or for any other entity.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

SPRINGREEL LIMITED

By: NOGA CONFINO
Title: DIRECTOR

/s/ Noga Confino
NOGA CONFINO

By:
Title:

ACE*COMM CORPORATION

By:	/s/ Steven R. Delmar
	Title:	SR. VP & CFO

WACHOVIA BANK, NATIONAL ASSOCIATION
as Escrow Agent

By:	/s/ Monique L. Green
	Title:	Vice President

SCHEDULE A
1.	Escrow Shares.

Escrow Shares amount:	264,044 shares of the common stock of ACE*COMM Corporation valued for purposes of this Escrow Agreement at $3.16480 per share or $835,648.00 in the aggregate.
2.	Escrow Agent Fees.

Acceptance Fee:	Waived
Annual Escrow Fee:	$1,500
Other Fees:	$250 per tax recording occurrence
$25 per 1099
$25 per stock exchange
The Acceptance Fee and the Annual Escrow Fee are payable upon execution of the escrow documents. In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees, remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.
The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when Escrow Agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Escrow Agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses.
Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by the same Escrow Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

3.	Taxpayer Identification Numbers.

First Seller:	NS357713D

ACE*COMM:	52-1283030
4.	Termination and Disbursement. Unless earlier terminated by the provisions of the Escrow Agreement, the Escrow Period will terminate on December 24, 2006. Any Escrow Shares remaining on such date and not subject to a Claim Notice shall be distributed 100% to Sellers pursuant to Section 4 of the Escrow Agreement.
5.	Investment Instructions
Escrow Shares will be held by the Escrow Agent. Any dividends or interest on such shares will be invested in the Evergreen Institutional Treasury Money Market Fund #697. The fee for investing in the fund is 0.25% and is deducted from the interest earned before it is posted to the account.
6.	Representatives.
Each of the following persons is hereby designated and appointed as a Sellers Representative under the Escrow Agreement:

Thomas Ferns	/s/ Thomas Ferns
Specimen signature
Each of the following persons is hereby designated and appointed as an ACE*COMM Representative under the Escrow Agreement:

Loretta L. Rivers	/s/ Loretta L. Rivers
Name	Specimen signature

Steven R. Delmar	/s/ Steven R. Delmar
Name	Specimen signature

7.	Representative Information. The following information should be provided to Escrow Agent separately by each Representative and any future Representative.
1. Date of Birth
2. Address
3. Mailing Address, if different
4. Social Security Number
8.	Notice Addresses.
     If to Sellers at:

(a)	Address:	1 Avenue General Foy
Maison-Laffitte
Paris
France 78600

	Phone number:	+44 7 7736 548540
	Fax number:	+33 1 34 93 01 25

	ATTENTION:	Jean-Francois Joudouin

(b)	Address:	1 Drake Road
Bockley
London

	Phone number:	+44 (20) 8691 5688
	Fax number:	+44(20)8692 8114

	ATTENTION:	Noga Confino
     with a copy for information purposes only to:
     Hill Dickinson
     50 Fountain Street
     Manchester M2 2AS
     Phone number: +44 (161) 817 7200
     Fax number: +44 (161) 817 7201
     ATTENTION: Tom Ferns, Esq.

     If to ACE*COMM at:
ACE*COMM CORPORATION
704 Quince Orchard Road
Suite 100
Gaithersburg, MD 20878
     Phone number: (301) 721-3000
     Fax number: (301) 208-3759
     ATTENTION: Steven R. Delmar
     with a copy for information purposes only to:
     Hogan & Hartson L.L.P.
     Columbia Square
     555 Thirteenth Street, N.W.
     Washington, DC 20004-1109
     Phone number: (202) 637-5600
     Fax number: (202) 637-5910
     ATTENTION: Steven Kaufman, Esq.
     and
     Hogan & Hartson
     One Angel Court
     London EC2R 7HJ
     ENGLAND
     Phone number: +44 (207) 3670200
     Fax number: +44 (207) 367 0220
     ATTENTION: Sean P. Harrison, Esq.

If to the Escrow
Agent at:	Wachovia Bank, National Association, as Escrow Agent
Corporate Trust Bond Administration
1021 East Cary Street, 3rd Floor
Richmond, VA 23219
ATTENTION: Corporate Trust — VA9646
Fax Number: (804) 697-7140

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